Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 28, 2025, with respect to the financial statements of Kindly MD, Inc. for the years ended December 31, 2024 and 2023, in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement (Registration No. 333-274606), dated April 28, 2025. We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ Sadler, Gibb and Associates, LLC

Draper, UT

April 28, 2025